                                                                    EXHIBIT 99.2


                                   CONSENT


     The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, to (a) being named in the registration statement (as amended, the "Registration Statement") filed by Superior TeleCom Inc. (the "Company") as a person who will become a director of the Company as described in the Registration Statement and (b) the filing of this Consent as an exhibit to the Registration Statement.


Dated: October 7, 1996

                                       /s/ Robert J. Levenson
                                       ----------------------
                                       Robert J. Levenson